Amendment No. 1 to

Underwriting Agreement

Amendment No. 1 dated August 19, 2021 to the Underwriting Agreement dated February 1, 2021 (the “Agreement”) made by and between FORETHOUGHT VARIABLE INSURANCE TRUST, a Delaware statutory trust having its principal office and place of business at 10 West Market Street, Suite 2300, Indianapolis, Indiana 46204 (the “Trust”), and GLOBAL ATLANTIC DISTRIBUTORS, LLC, a corporation organized and existing under the laws of the State of Delaware having its principal office and place of business at One Financial Plaza, 755 Main Street, 24th Floor, Hartford Connecticut 06103 (“GAD”). Capitalized terms used herein and not otherwise defined shall have the definition set out in the Agreement.

Effective at the close of business August 20, 2021, the parties hereby amend and restate Schedule A of the Agreement as attached hereto.

Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective upon the date above.

Forethought Variable Insurance Trust

By its authorized officer,

By:	/s/ Eric D. Todd
Name:	Eric D. Todd
Title:	President

Global Atlantic Distributors, LLC

By its authorized officer,

By:	/s/ Robert M. Arena, Jr.
Name:	Robert M. Arena, Jr.
Title:	President

UNDERWRITING AGREEMENT

Schedule A

Global Atlantic American Funds® Managed Risk Portfolio

Global Atlantic Balanced Managed Risk Portfolio

Global Atlantic BlackRock Allocation Portfolio

Global Atlantic BlackRock Disciplined International Core Portfolio

Global Atlantic BlackRock Disciplined Growth Portfolio

Global Atlantic BlackRock Disciplined Value Portfolio

Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio

Global Atlantic BlackRock Disciplined Core Portfolio

Global Atlantic BlackRock Selects Managed Risk Portfolio

Global Atlantic BlackRock High Yield Portfolio

Global Atlantic Franklin Dividend and Income Managed Risk Portfolio

Global Atlantic Goldman Sachs Core Fixed Income Portfolio

Global Atlantic Growth Managed Risk Portfolio

Global Atlantic Moderate Growth Managed Risk Portfolio

Global Atlantic Select Advisor Managed Risk Portfolio

Global Atlantic Wellington Research Managed Risk Portfolio